                                FIRST AMENDMENT
                                ---------------

     THIS FIRST AMENDMENT (this "AMENDMENT") is entered into as of March 25, 1994, among the undersigned. Terms not defined in this Amendment have the respective meanings given such terms in the Credit Agreement defined below.

                                    RECITALS
                                    --------

     A. That certain AMENDED AND RESTATED CREDIT AGREEMENT (as amended, supplemented, or replaced, the "CREDIT AGREEMENT") dated as of December 11, 1992, was executed by ELJER MANUFACTURING, INC., a Delaware corporation (the "BORROWER"); ELJER INDUSTRIES, INC., a Delaware corporation (the "PARENT GUARANTOR"); the financial institutions named on SCHEDULE 1 to the Credit
                                                 ----------
Agreement; NATIONSBANK OF TEXAS, N.A., ("NATIONSBANK"), as a Bank and a co-agent and the administrative agent for itself, the other Banks and "First Chicago" (as defined in the Credit Agreement); MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MORGAN GUARANTY"), as a Bank and a co-agent for itself, the other Banks, and First Chicago; and, for the limited purposes set forth in SECTION 10.14 of the
                                                          -------------
Credit Agreement, First Chicago.

     B. The undersigned desire to amend the Credit Agreement to, among other things, extend the Maturity Date, provide for the periodic increase of the Variable Rate, and add certain mandatory prepayment obligations.

     NOW THEREFORE, the undersigned agree as follows:

     1.  Maturity Date.  SECTION 1.1 of the Credit Agreement is amended so that
         -------------   -----------
the definition of the term MATURITY DATE reads as follows:

          MATURITY DATE means the earlier of (a) April 30, 1996, and (b) the effective date that the Banks' obligations to extend or maintain credit hereunder are otherwise canceled or terminated in accordance with provisions herein.

     2.   Variable Rate.  SECTION 1.1 of the Credit Agreement is amended so that
          -------------   -----------
the definition of the term VARIABLE RATE reads as follows:

          VARIABLE RATE means the sum of the Prime Rate plus the Applicable Margin.

     3.   Applicable Margin.  SECTION 1.1 of the Credit Agreement is amended to
          -----------------   -----------
include the definition of the term APPLICABLE MARGIN which shall read as follows:

          APPLICABLE MARGIN means, for any day, the margin of interest over the Prime Rate that is applicable when any interest rate is determined under this Agreement, as follows:


                    Time Period                          Applicable
                                                            Margin

   From March 25, 1994, through September 30, 1994           1.5%

   From October 1, 1994, through March 31, 1995              2.0%

   From April 1, 1995, through September 30, 1995            2.5%

   From October 1, 1995, through March 31, 1996              3.0%

   From April 1, 1996, through April 30, 1996                3.5%


     4.   Excess Cash Flow.  SECTION 1.1 of the Credit Agreement is amended so
          ----------------   -----------
that the definition of the term EXCESS CASH FLOW reads as follows:

          EXCESS CASH FLOW means, as determined by the Parent Guarantor for itself and each of its domestic Subsidiaries (other than U.S. Brass) on a consolidated basis for the fiscal year ending in 1994, and each fiscal year thereafter, the following:

                    [(A + B) - (C + $5,000,000)] - D, where

          A is the sum of (1) actual Cash Flow From Operating Activities during such fiscal year (excluding interest income from the Parent Guarantor), plus (2) the lesser of actual cash EPA Payments during such fiscal year or cash EPA Payments projected for such fiscal year (as set forth in column "X" of the following table), minus (3) the actual cash payments from U.S. Brass to the Borrower and its Subsidiaries under the U.S. Brass - EMI Tax Sharing Agreement during such fiscal year;

          B is the sum of the A amounts for any prior fiscal years for which an A amount was determined (i.e., 1994 and the fiscal years thereafter);

          C is, for each fiscal year, the amount shown in column "Z" of the following table; and

          D is any amounts paid as Excess Cash Flow under this Agreement for any prior fiscal year.

               "w"             "x"          "y"                "z"

            Projected Cash                                 Prior Year's "z"
  Fiscal    Flow From                      Projected       plus Current Year's
  Year      Operating       Projected      Brass Tax       "w" and "x" minus
  Ended     Activities      EPA Payments   Payments        Current Year's "y"
  1994      $12,230         $-0-           $403            $11,827

  1995      $   803        $11,000         $607            $21,417


   All of the above amounts are in thousands.

      5.  Obligation.  SECTION 1.1 of the Credit Agreement is amended so that
          ------------------------
the definition of OBLIGATION reads as follows:

          OBLIGATION means all present and future debt, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to any one or more Banks, whether in its capacity as a Bank or as an Agent, and arising pursuant to any Loan Paper, the Morgan Guaranty Swap Agreement, the Existing Letters of Credit, or the Cash Management/Deposit Account Agreements, together with all interest thereon and reasonable costs, expenses, and attorneys' fees incurred in the enforcement thereof.

     6. Payments; Prepayments; Order of Application; Letters of Credit; Debtor-In Possession Financing.

SECTION 2.5(C) of the Credit Agreement is amended in its entirety to read as
- --------------
follows:

               (c) Promptly upon receipt thereof, the Borrower shall pay as a mandatory prepayment of the Obligation all proceeds Borrower or any Related Company receives from any settlement with or judgment against Household International, Inc. in connection with claims which heretofore or hereafter have been or may be made against Household International, Inc. or any affiliate thereof in either of the following cases : (i) Eljer Industries,
                                                              -----------------
     Inc. and Eljer Manufacturing, Inc. v. Household International, Inc., Cause
     -------------------------------------------------------------------
     93-01219 in the 193rd Judicial District Court, State of Texas, and (ii)

     Household International, Inc. v. Eljer Industries, Inc., Eljer
     --------------------------------------------------------------
     Manufacturing, Inc. and United States Brass Corporation, Cause 12862 in the
     -------------------------------------------------------
     Chancery Court of the State of Delaware in and for New Castle County, or arising out of disputes which are the same as or similar to any of those in either of those cases.

SECTION 2.5(E) of the Credit Agreement is amended in its entirety to read as
- --------------
follows:

               (e) (i) On or before October 5, 1994, the Borrower shall pay as a mandatory prepayment of the Obligation an amount equal to $2,000,000, and
     (ii) on or before December 30, 1994, the Borrower shall pay as a mandatory prepayment of the Obligation an amount equal to $4,000,000, less amounts previously paid under CLAUSES (B) and (D) above and (G) below. On or before December 29, 1995, the Borrower shall pay as a mandatory prepayment of the Obligation an amount equal to $11,000,000, less amounts (i) previously paid in 1994 and 1995 to clean up the Borrower's facilities in Marysville, Ohio, or to the U.S.
     Environmental Protection Agency or the Ohio Environmental Protection Agency in connection with such facilities or (ii) used in 1994 and 1995 to collateralize letters of credit issued and outstanding, to purchase insurance, or otherwise to provide financial assurance, during 1994, 1995, and 1996, of Borrower's obligations with respect to the clean up of the Borrower's facilities at Marysville, Ohio, or (iii) certified in writing by the Borrower to the Administrative Agent as reasonably anticipated to be expended during 1996 to clean up, or used during 1996 to assure the Borrower's obligations with respect to the clean up of the Borrower's facilities at Marysville, Ohio.

SECTION 2.13(B)(I) of the Credit Agreement is amended in its entirety to read as
- ------------------
follows:

               (i) $13,000,000 to serve as bonds for, or otherwise give assurances of the performance of, the Related Companies' EPA Obligations (but no other purpose).

SECTION 2.13(B)(II) of the Credit Agreement is amended in its entirety to read
- -------------------
as follows:

               (ii) $10,000,000 to serve as bonds for, or to otherwise give assurances of the performance of, the Related Companies' respective obligations in connection with insurance policies, coverage, and retained liabilities, including, without limitation, reimbursement obligations to insurance companies in connection with payments of claims under health insurance, workers' compensation, automobile or products liability, or other insurance programs of the Related Companies, but excluding any purposes other than insurance purposes which are not used for EPA Obligations.

SECTION 2.14 of the Credit Agreement is amended in its entirety to read as
- ------------
follows:

          SECTION 2.14 Debtor-In-Possession Financing.  Should the Borrower
                       ------------------------------
     become a debtor-in-possession in a Chapter 11 bankruptcy case under the United States Bankruptcy Code (the "BANKRUPTCY CODE"), then the Banks shall have the following rights with respect to post-petition credit obtained by the Borrower, as debtor or debtor-in-possession, under the provisions of
     Section 364 of the Bankruptcy Code ("DIP FINANCING"): Before applying to the bankruptcy court for authorization to obtain or incur DIP Financing from any lender other than a Bank (an "OTHER LENDER"), the Borrower must offer the opportunity to provide DIP Financing to each Bank, and the Borrower will not apply to the bankruptcy court for any such authorization with respect to an Other Lender during the 20-day period following the making of such offer by the Borrower. If at the end of such 20-day period no Bank has agreed to provide DIP Financing on terms and conditions acceptable to the Borrower and such Bank, then the Borrower shall be free to apply to the bankruptcy court for DIP Financing from one or more Other Lenders.

     7.   Information.  The following subparagraph is added at the end of
          -----------
SECTION 6.1 of the Credit Agreement:
- -----------

          (q) As soon as available and in any event within 30 days after the end of each calendar month (commencing with April, 1994) a detailed description of capital expenditures for the month and year-to-date (specifically identifying capital expenditures of $100,000 or more), comparing total actual capital expenditures for such month and year-to-date with total budgeted capital expenditures for such month and year-to-date.

     8.   Expenses.  SECTION 6.6 of the Credit Agreement is amended to read as
          --------   -----------
follows:

          SECTION 6.6  Expenses.  The Borrower shall promptly (a) advance to the
                       --------
     Administrative Agent and its special counsel, upon their request, estimated filing and recording fees and expenses for the Loan Papers creating the Bank Liens, and (b) pay all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent or the Agents incident to any Loan Paper (including, but not limited to, any additional filing or recording fees and travel expenses), and the reasonable fees and expenses paid or incurred by counsel or other professional advisors to the Agents in connection with the negotiation, preparation, due diligence, delivery, and execution of the Loan Papers and any related amendment, waiver, or consent, or to the enforcement of the obligations of any Related Company, or otherwise related, directly or indirectly to the payment or prospects of payment of the Obligation, or the exercise of any Rights (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation. The Borrower shall promptly pay all reasonable costs, fees, and expenses paid or incurred by the Agents (including, without limitation, reasonable attorneys' and other professional fees and expenses) in connection with or related to any proceedings before any Tribunal involving any Related Company, or by the Agents or any Bank in connection with the enforcement of Rights under any Loan Paper following the occurrence and during the continuance of an Event of Default, all of which shall be a part of the Obligation.

     9.   Financial Covenants.  SECTION 8 of the Credit Agreement is amended in
          -------------------   ---------
its entirety to read as follows:

                                   SECTION 8

                              FINANCIAL COVENANTS

          Until the Obligation has been paid and performed in full, and unless a deviation therefrom is permitted by the Required Banks, the Parent Guarantor and the Borrower, for themselves and the other Related Companies, jointly and severally agree as follows:

          SECTION 8.1  Capital Expenditures.  No Related Company (including,
                       --------------------
     without limitation, U.S. Brass) will, directly or indirectly, make expenditures for the acquisition, construction, improvement, or replacement of land, buildings, equipment, or other fixed or capital assets or leaseholds (excluding expenditures properly chargeable to repairs or maintenance), other than expenditures which are for or related to assets or leaseholds used or useful in the normal business operations of such Related Company and which, together with all other such expenditures by any other Related Company, do not exceed the following limits (which, for calendar year 1995, may be adjusted upward by the unused amount of the previous year's maximum amount to the extent that in 1994 the following projects, designated to the Bank as "high priority" by the Borrower and Parent Guarantor were not completed: the addition of new chinaware capacity, including new kilns at the Ford City and Tupelo plants, welded chimney equipment at Selkirk Europe U.S.A., Inc., Eljer Industries, Ltd. and their subsidiaries, and robotics improvements in the area of cast iron tub production):

                    Calendar Year                     Maximum Amount

                         1993                           $12,560,000
                         1994                           $15,000,000
                         1995                           $10,593,000
                    January 1-April 30, 1996            $ 3,500,000

          SECTION 8.2  Minimum Adjusted Tangible Net Worth - Parent Guarantor.
                       ------------------------------------------------------
     At the end of any fiscal quarter listed below, the Adjusted Tangible Net Worth - Parent Guarantor shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:

            Fiscal Quarter                 Minimum
           Ending On Or About               Amount
               12/31/93                  $( 2,179,000)
               3/31/94                   $(41,292,000)
               6/30/94                   $(41,273,000)
               9/30/94                   $(39,453,000)
               12/31/94                  $(35,921,000)
               3/31/95                   $(35,024,000)
               6/30/95                   $(34,260,000)
               9/30/95                   $(30,225,000)
               12/31/95                  $(26,085,000)

     For purposes of the calculations in this SECTION 8.2 and in SECTION 8.3,
                                              -----------        -----------
     below, accruals for post-retirement benefits according to Financial Accounting Standards No. 106 will be reflected after December 31, 1993.

          SECTION 8.3  Minimum Adjusted Tangible Net Worth - US Only.  At the
                       ---------------------------------------------
     end of any fiscal quarter listed below, the Adjusted Tangible Net Worth - US Only shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:

            Fiscal Quarter                   Minimum
           Ending On Or About                Amount
               12/31/93                  $( 74,945,000)
               3/31/94                   $(114,113,000)
               6/30/94                   $(114,537,000)
               9/30/94                   $(114,086,000)
               12/31/94                  $(112,439,000)

               3/31/95                   $(112,084,000)
               6/30/95                   $(111,822,000)
               9/30/95                   $(110,014,000)
               12/31/95                  $(108,015,000)

          SECTION 8.4  Minimum Consolidated Cash Flow From Operating Activities
                       --------------------------------------------------------
     -Parent Guarantor.  For the period of four consecutive fiscal quarters
     -----------------
     ending with the fiscal quarter listed below, the consolidated Cash Flow From Operating Activities for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass and any compensation earned from U.S. Brass under the U.S. Brass - EMI Tax Sharing Agreement) shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:


Fiscal Quarter           Minimum
Ending On Or About       Amount

          12/31/93     $(12,413,000)
          3/31/94      $ 10,000,000
          6/30/94      $ 12,000,000
          9/30/94      $ 12,000,000
          12/31/94     $ 13,500,000
          3/31/95      $  5,000,000
          6/30/95      $  (300,000)
          9/30/95      $(1,500,000)
          12/31/95     $(3,000,000)

          SECTION 8.5  Minimum Consolidated Cash Flow From Operating Activities
                       --------------------------------------------------------
     -U.S. Only.  For the period of four consecutive fiscal quarters ending with
     ----------
     the fiscal quarter listed below, the consolidated Cash Flow From Operating Activities for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass and any foreign Subsidiaries, any interest income resulting from the Permitted Debt described in ITEMS 7 AND 8 on SCHEDULE
                                                    -------------    --------
     5.15, and any compensation earned from U.S. Brass under the U.S. Brass -
     ----
     EMI Tax Sharing Agreement) shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:

            Fiscal Quarter                 Minimum
           Ending On Or About               Amount
               12/31/93                  $(16,489,000)
               3/31/94                   $(11,000,000)
               6/30/94                   $ (9,000,000)
               9/30/94                   $(13,000,000)
               12/31/94                  $  2,500,000
               3/31/95                   $ (2,000,000)
               6/30/95                   $ (8,000,000)
               9/30/95                   $ (7,000,000)
               12/31/95                  $ (7,000,000)

          SECTION 8.6  Minimum Current Ratio - Parent Guarantor.  At no time
                       ----------------------------------------
     after the date hereof shall the ratio of the consolidated current assets (excluding any compensation payable by U.S. Brass under the U.S. Brass - EMI Tax Sharing Agreement) to the consolidated current liabilities (excluding current maturities of Restricted Debt and any amounts accrued in connection with the Kowin-Simonds Lawsuit) of the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass) be less than 1.60 to 1.00.

          SECTION 8.7  Fixed Charge Coverage Ratio - Parent Guarantor.  For any
                       ----------------------------------------------
     fiscal quarter listed below, the Fixed Charges Coverage Ratio for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass) for the period of four consecutive fiscal quarters ending with such fiscal quarter shall not be less than (i) the number set forth below opposite such fiscal quarter to (ii) 1.00:


       Fiscal Quarter
     Ending On Or About       Number

          12/31/93              0.85
          3/31/94               0.60
          6/30/94               0.65
          9/30/94               0.65
          12/31/94              0.65
          3/31/95               0.75
          6/30/95               0.75
          9/30/95               0.75
          12/31/95              0.75

          SECTION 8.8  Fixed Charge Coverage Ratio - U.S. Only.  For any fiscal
                       ---------------------------------------
     quarter listed below, the Fixed Charges Coverage Ratio for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass and any foreign Subsidiaries) for the period of four consecutive fiscal quarters ending with such fiscal quarter shall not be less than (i) the number set forth below opposite such fiscal quarter to (ii) 1.00:


       Fiscal Quarter
     Ending On Or About       Number
          12/31/93             0.30
           3/31/94             0.35
           6/30/94             0.35
           9/30/94             0.40
          12/31/94             0.40
           3/31/95             0.45
           6/30/95             0.45
           9/30/95             0.45
          12/31/95             0.45

For purposes of the provisions of SECTIONS 8.4, 8.5 and 8.6 of the Credit
                                  -----------------     ---
Agreement and the calculations on the Financial Report Certificate with respect to those Sections, the principal amount of debt outstanding under any facility described in PARAGRAPH 13(C) of
                                                           ---------------
this Amendment shall be excluded.

     10.  U.S. Brass Bankruptcy.  SECTIONS 9.1(G) and (H) of the Credit
          ---------------------   ---------------     ---
Agreement are hereby amended by changing each reference to "Related Company" to refer instead to "Related Company (other than U.S. Brass)". If U.S. Brass hereafter becomes a debtor in a case under the Bankruptcy Code -- but only while it is a debtor under the Bankruptcy Code -- it shall thereupon cease to be a Related Company under the Credit Agreement and otherwise cease to be the subject of any provisions in the Loan Papers relating to Subsidiaries of the Borrower or Parent Guarantor or members of the ERISA Group; provided that, notwithstanding anything to the contrary contained herein, (i) for purposes of considering whether any representation or warranty, action or inaction, event or circumstance creates a Material Adverse Effect under the Loan Papers, (ii) and with respect to any representation or warranty, any action or inaction, event or circumstance occurring prior to the filing of any such case under the Bankruptcy Code, U.S. Brass shall be a Related Company, and subject to the provisions of the Loan Papers relating to members of the ERISA Group and Subsidiaries of the Borrower or Parent Guarantor. Furthermore, U.S. Brass shall remain a Related Company for purposes of SECTIONS 6.1(L), (N), (O), (P), SECTIONS 6.6, and
                        -------------------------  ---  ------------
7.5(B)(II), but in the latter case only to the extent that the intellectual
- ----------
property referred to therein is made available to U.S. Brass on a non-exclusive basis. It is not the intention of the parties that an Event of Default or Default shall occur if a court of competent jurisdiction shall determine, or the Required Banks shall agree, that all or any of the funds in the Restricted Account belong to U.S. Brass and should be removed from the Restricted Account and delivered to or for the benefit of U.S. Brass.

     11.  Permitted Debt.  ITEM 2 on SCHEDULE 5.15 is amended to read as
          --------------   ------    -------------
follows:

          2. The First Chicago Receivables Purchase Facility, provided that, the "Commitment Amount", as defined thereunder, may not exceed $13,000,000.

     12.  The calculation worksheet to EXHIBIT F to the Credit Agreement is
                                       ---------
amended in its entirety to be in the form of the "New Calculation Worksheet to Exhibit F" attached hereto.
     13.  First Chicago Receivables Purchase Facility.  The Agents and the Banks
          --------------------------------------------
consent to any or all of the following:

          (a) the amendment of the First Chicago Receivables Purchase Facility to provide for its termination on September 30, 1994;

          (b) the assignment by First Chicago to another Person of all of First Chicago's rights and interests under the First Chicago Receivables Purchase Facility, and the agreement by such other Person to become "First Chicago" under the Credit Agreement (in which event such assignee shall be deemed to be "First Chicago" under the Credit Agreement);

          (c) the termination of the First Chicago Receivables Purchase Facility and its replacement by a new revolving credit facility of up to $13,000,000 (the "NEW RECEIVABLES FACILITY") with a new lender (the "NEW LENDER"), which New Receivables Facility may be secured by security interests in categories of collateral which now are being sold under the First Chicago Receivables Purchase Facility. If any New Receivables Facility is entered into, the consent hereunder is conditioned upon, and the Administrative Agent is hereby irrevocably authorized and directed to execute and deliver on behalf of the Banks, new agreements or amendments to the Credit Agreement with the New Lender which establish an intercreditor relationship which is substantially the same and no less favorable to the Banks as that between First Chicago and the Banks pursuant to the Credit Agreement, including, without limitation, limits on the rights of the New Lender which are similar to those contained in the Credit Agreement.

     14.  Representations and Warranties.  The Borrower and the Parent Guarantor
          ------------------------------
jointly and severally represent and warrant to each Agent and to each Bank that on the date of this Amendment:

          (a) the execution and delivery of this Amendment have been authorized by all requisite corporate action and will not violate its organizational documents;

          (b) except for matters heretofore disclosed in writing by any Related Company, the representations and warranties in each Loan Paper (as affected by this Amendment) to which it is a party are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except to the extent that (i) such representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated by the Credit Agreement); and

          (c)  no Default or Event of Default exists.

     15.  Conditions.  This First Amendment shall not become effective unless:
          ----------

          (a) The Administrative Agent shall have received a certificate from a Responsible Officer certifying, based on due inquiry, that all of the representations and warranties in PARAGRAPH 14, above, shall be true and
                                       ------------
     correct;

          (b) Administrative Agent shall have received executed counterparts of this First Amendment from the Borrower, the Parent Guarantor and all Banks, and a certificate from a Responsible Officer of each of the Borrower and Parent Guarantor certifying as to (i) the due incumbency of its officers authorized to execute this First Amendment, (ii) resolutions duly adopted by its directors approving and authorizing execution of this First Amendment, and (iii) any changes to its corporate charter or bylaws since December 11, 1992;

          (c) The Borrower shall have made a mandatory prepayment of the Obligation in an amount of $6,000,000, plus any outstanding amounts payable under SECTION 6.6 of the Credit Agreement; and
           -----------

          (d) The Borrower shall have delivered to the Administrative Agent a copy of the executed amendment described in SECTION 13(A) of this
                                                 -------------
     Amendment.

     16.  Release.  In consideration of the agreement of the parties hereto to
          -------
enter into this Amendment, (a) the Parent Guarantor and the Borrower each release the Administrative Agent, each Agent, each Bank, and their respective parents, subsidiaries, directors, officers, employees, representatives, agents, successors, assigns, and attorneys from all claims and causes of action existing on or before the date hereof under or in connection with the Existing Credit Facilities, the Morgan Guaranty Swap Agreement, or the Existing Letters of Credit, or arising in connection with the execution, negotiations, and preparation of this Amendment, the Credit Agreement and the other Loan Papers, and (b) the Administrative Agent, each Agent, and each Bank each release the Borrower, the Parent Guarantor, and their respective parents, subsidiaries, directors, officers, employees, representatives, agents, successors, assigns, and attorneys from all claims and causes of action existing on or before the date hereof under or in connection with the Existing Credit Facilities, the Morgan Guaranty Swap Agreement, the Existing Letters of Credit or the Loan Papers, or arising in connection with the execution, negotiations, and preparation of this Amendment, the Credit Agreement and the other Loan Papers; provided that, nothing herein shall be deemed to be a waiver of any Default or Event of Default under the Loan Papers.

     17.  Miscellaneous.  This Amendment is a Loan Paper, and, therefore, this
          -------------
Amendment is subject to the applicable provisions of SECTION 11 of the Credit
                                                     ----------
Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim. Except as affected by this Amendment, the Loan Papers are unchanged and continue in full force and effect. Borrower and Parent Guarantor each agree that all Loan Papers to which it is a party remain in full force and effect and continue to evidence its legal, valid, and binding obligations enforceable in accordance with their terms (as affected by this Amendment), except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

          THE LOAN PAPERS, INCLUDING THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     18.  Counterparts.  This Amendment may be executed in more than one
          ------------
counterpart, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     EXECUTED as of the date first written above.


                              ELJER MANUFACTURING, INC.,
                              as Borrower

                              By:
                                 ------------------------------
                                    Name:
                                         ----------------------
                                    Title:
                                          ---------------------

                              ELJER INDUSTRIES, INC.,
                              as Parent Guarantor

                              By:
                                 ------------------------------
                                    Name:
                                         ----------------------
                                    Title:
                                          ---------------------

                              NATIONSBANK OF TEXAS, N. A.,
                              as Administrative Agent, an Agent,
                              and a Bank

                              By:
                                 ------------------------------
                                    Name:
                                         ----------------------
                                    Title:
                                          ---------------------

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as an Agent and a Bank

                              By:
                                 ------------------------------
                                    Name:
                                         ----------------------
                                    Title:
                                          ---------------------

                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as a Bank and as "First Chicago" as defined herein

                              By:
                                 ------------------------------
                                    Name:
                                         ----------------------
                                    Title:
                                          ---------------------

                              ROYAL BANK OF CANADA,
                              as a Bank

                              By:
                                 -----------------------------
                                    Name:
                                         ---------------------
                                    Title:
                                          --------------------

                              NATIONAL CITY BANK,
                              as a Bank

                              By:
                                 -----------------------------
                                    Name:
                                         ---------------------
                                    Title:
                                          --------------------

                              THE BANK OF TOKYO, LTD.,
                              NEW YORK AGENCY,
                              as a Bank

                              By:
                                 -----------------------------
                                    Name:
                                         ---------------------
                                    Title:
                                          --------------------

                              BAKER NYE, L.P.,
                              as a Bank

                              By:
                                 -----------------------------
                                    Name:
                                         ---------------------
                                    Title:
                                          --------------------

                              BAKER NYE INVESTMENTS, L.P.,
                              as a Bank

                              By:
                                 -----------------------------
                                    Name:
                                         ---------------------
                                    Title:
                                          --------------------

                              CAMBRIDGE CAPITAL FUND, L.P.,
                              as a Bank

                              By:
                                 -----------------------------
                                    Name:
                                         ---------------------
                                    Title:
                                          --------------------

                              PEARL STREET, L.P.,
                              as a Bank

                              By:
                                 -------------------------------
                                    Name:
                                         -----------------------
                                    Title:
                                          ----------------------

                              DK ACQUISITION PARTNERS,
                              as a Bank

                              By:   M.H. Davidson & Co., a general partner

                              By:
                                 -------------------------------
                                    Name:
                                         -----------------------
                                    Title:
                                          ----------------------

                              FOOTHILL CAPITAL CORPORATION,
                              as a Bank

                              By:
                                 -------------------------------
                                    Name:
                                         -----------------------
                                    Title:
                                          ----------------------

                              THIRD AVENUE VALUE FUND, INC.,
                              as a Bank

                              By:
                                 -------------------------------
                                    Name:
                                         -----------------------
                                    Title:
                                          ----------------------

                              CITIBANK, N.A.,
                              as a Bank

                              By:
                                 -------------------------------
                                    Name:
                                         -----------------------
                                    Title:
                                          ----------------------

                     NEW CALCULATION WORKSHEET TO EXHIBIT F
                     (evidencing compliance with Section 8)


SECTION 8.1:   CAPITAL EXPENDITURES

     Actual aggregate capital expenditures for
     all Related Companies during 12-month
     period ending December 31, 19___                       $____________

     Permitted capital expenditures for all
     Related Companies during 12-month period ending December 31, 19___

       Base amount:

              a.   1993 -- $12,560,000
              b.   1994 -- $15,000,000
              c.   1995 -- $10,593,000
              d.   January 1-April 30, 1996 -- $3,500,000   $___________

     Plus, for 1995 only, adjustment equal
     to unused amount of 1994 not used for
     "high priority" items described in
     Section 8.1 of the Credit Agreement                    $___________

     Total permitted capital expenditures                   $___________

SECTION 8.2: MINIMUM ADJUSTED TANGIBLE NET WORTH - PARENT GUARANTOR

     Actual Adjusted Tangible Net Worth - Parent Guarantor for fiscal quarter ending on or about _____________, calculated as follows:

     (a)  consolidated shareholders' equity                         $___________

          minus (or plus, if such amount is a negative number)

     (b)  accumulated foreign currency translation adjustments      $___________

          plus

     (c)  Future EPA Accruals                                       $___________

          plus

     (d)  Delayed Tax Sharing Benefits                              $___________

          minus

     (e)  goodwill                                                  $___________

          minus

     (f)  dividends received from U.S. Brass                        $___________

          minus

     (g)  compensation earned from U.S. Brass under the
          U.S. Brass - EMI Tax Sharing Agreement                    $___________

          plus

     (h)  amounts expensed (if any) for the Kowin-Simonds Lawsuit   $___________

     Actual Adjusted Tangible Net Worth - Parent Guarantor          $___________

     Minimum Adjusted Tangible Net Worth - Parent Guarantor:
          Quarter ending on or about:
               12/31/93       $ (2,179,000)
               3/31/94        $(41,292,000)
               6/30/94        $(41,273,000)
               9/30/94        $(39,453,000)

               12/31/94       $(35,921,000)
               3/31/95        $(35,024,000)
               6/30/95        $(34,260,000)
               9/30/95        $(30,225,000)
               12/31/95       $(26,085,000)                        $___________

SECTION 8.3: MINIMUM ADJUSTED TANGIBLE NET WORTH - US ONLY

     Actual Adjusted Tangible Net Worth - US Only for fiscal quarter ending
     on or about _____________, calculated   as follows:

   (a)    consolidated shareholders' equity                         $__________

          minus (or plus, if such amount is a negative number)

   (b)    accumulated foreign currency translation adjustments      $__________

          plus

   (c)    Future EPA Accruals                                       $__________

          plus

   (d)    Delayed Tax Sharing Benefits                              $__________

          minus

   (e)    goodwill                                                  $__________

          minus

   (f)    dividends received from U.S. Brass or foreign             $__________

          Subsidiaries minus

   (g)    compensation earned from U.S. Brass under the
          U.S. Brass - EMI Tax Sharing Agreement                    $__________

          plus

   (h)    amounts expensed (if any) for the Kowin-Simonds Lawsuit   $__________

   Actual Adjusted Tangible Net Worth - US Only                     $__________

     Minimum Adjusted Tangible Net Worth - US Only:
          Quarter ending on or about:
               12/31/93       $( 74,945,000)
               3/31/94        $(114,113,000)
               6/30/94        $(114,537,000)
               9/30/94        $(114,086,000)

               12/31/94       $(112,439,000)
               3/31/95        $(112,084,000)
               6/30/95        $(111,822,000)
               9/30/95        $(110,014,000)
               12/31/95       $(108,015,000)                        $__________

SECTION 8.4: MINIMUM CONSOLIDATED CASH FLOW FROM OPERATING ACTIVITIES - PARENT
             GUARANTOR

     Actual Consolidated Cash Flow From
     Operating Activities for four consecutive fiscal quarters ending on or about _______________, 19___ $___________________*

     Minimum Permitted Consolidated Cash
     Flow From Operating Activities:

          Fiscal Quarter ending on or about:
  12/31/93               $(12,413,000)
  3/31/94                $ 10,000,000
  6/30/94                $ 12,000,000
  9/30/94                $ 12,000,000
  12/31/94               $ 13,500,000
  3/31/95                $  5,000,000
  6/30/95                $  (300,000)
  9/30/95                $(1,500,000)
  12/31/95               $(3,000,000)

                                                           $___________________


* Excluding any compensation earned from U.S. Brass under the U.S. Brass - EMI Tax Sharing Agreement.


     Definition of "Cash Flow From Operating Activities" as stated in the Credit
     Agreement:

     CASH FLOW FROM OPERATING ACTIVITIES means the line item labelled as such on the cash flow statement for the applicable Person(s) calculated in accordance with United States generally accepted accounting principles (subject to the last sentence of Section 1.2, and excluding any amounts paid in connection with the Kowin-Simonds Lawsuit).

SECTION 8.5: MINIMUM CONSOLIDATED CASH FLOW FROM OPERATING ACTIVITIES - U.S.
          ONLY

     Actual Consolidated Cash Flow From
     Operating Activities for four consecutive fiscal quarters ending on or about _____________, 19___ $___________________*

     Minimum Permitted Consolidated Cash
     Flow From Operating Activities:

          Fiscal Quarter ending on or about:

               12/31/93       $(16,489,000)
               3/31/94        $(11,000,000)
               6/30/94        $ (9,000,000)
               9/30/94        $(13,000,000)
               12/31/94       $  2,500,000
               3/31/95        $ (2,000,000)
               6/30/95        $ (8,000,000)
               9/30/95        $ (7,000,000)
               12/31/95       $ (7,000,000)

                                                       $___________________



* Excluding any interest income resulting from the Permitted Debt described in items 7 and 8 on Schedule 5.15 and any compensation earned from U.S. Brass under the U.S. Brass - EMI Tax Sharing Agreement.


     Definition of "Cash Flow From Operating Activities" as stated in the Credit
Agreement:

     CASH FLOW FROM OPERATING ACTIVITIES means the line item labelled as such on the cash flow statement for the applicable Person(s) calculated in accordance with United States generally accepted accounting principles (subject to the last sentence of Section 1.2, and excluding any amounts paid in connection with the Kowin-Simonds Lawsuit).

SECTION 8.6: MINIMUM CURRENT RATIO - PARENT GUARANTOR

      A. Consolidated current assets                   $_______________

      B. Income tax receivables (if any) payable
         by U.S. Brass to the Borrower under
         the U.S. Brass - EMI Tax Sharing Agreement)   $_______________

      C. Adjusted consolidated current assets (A-B)    $_______________

      D. Consolidated current liabilities              $_______________

      E. Current maturities of Restricted Debt         $_______________

      F. Amounts accrued in connection with
         the Kowin-Simonds Lawsuit                     $_______________

      G. Adjusted consolidated current liabilities     $_______________
         (D-E-F)

      H. Ratio of C to G                                  __.__ to 1.00

      I. Permitted Ratio                                   1.60 to 1.00

SECTION 8.7: FIXED CHARGE COVERAGE RATIO - PARENT GUARANTOR

     Calculated for the four fiscal quarters ending on or about ____________, 19__:

     A.   Consolidated net income during such period, before taxes
          on income and after excluding any amounts expensed in
          connection with the Kowin-Simonds Lawsuit                $____________

     B.   The amount accrued during such period as consolidated
          interest expense on borrowed money and capital lease
          obligations (including payments on swap contracts),
          minus the consolidated interest income for such period
          (provided that interest on the two promissory notes
          described in items 7 and 8 on Schedule 5.15 shall be
          excluded in all respects in determining A and B)         $____________

     C.   The amount accrued during such period as
          consolidated payments on operating leases                $____________

     D.   Future EPA Accruals                                      $____________

     E.   Sum of A, B, C, and D                                    $____________

     F.   Consolidated amount paid as principal during such
          period for borrowed money and capital lease obligations,
          excluding optional prepayments of principal and required
          prepayments (such as those required under Section 2.5(b)
          and (d)) which are not in specified amounts but are in
          amounts contingent upon some aspect of cash flows or
          receipts or upon the occurrence of some other event)     $____________

     G.   Sum of B, C, and F                                       $____________

     H.   Ratio of E to G                                         ___:___to 1.00

     I.   Minimum Permitted Ratio:

                    Fiscal Quarter Ending On Or About:

                    12/31/93             0.85
                    3/31/94              0.60
                    6/30/94              0.65
                    9/30/94              0.65
                    12/31/94             0.65

                    3/31/95             0.75
                    6/30/95             0.75
                    9/30/95             0.75
                    12/31/95            0.75

                                                            ___.___ to 1.00

SECTION 8.8: FIXED CHARGE COVERAGE RATIO - U.S. ONLY

     Calculated for the four fiscal quarters ending on or about __________, 19__:

     A.   Consolidated net income during such period, before taxes
          on income and after excluding any amounts expensed in
          connection with the Kowin-Simonds Lawsuit                 $___________

     B. The amount accrued during such period as consolidated interest expense on borrowed money and capital lease obligations (including payments on swap contracts), minus the consolidated interest income for such period (provided that interest on the two promissory notes described in items 7 and 8 on Schedule 5.15 shall be excluded in all respects in determining A and B)


     C.   The amount accrued during such period as
          consolidated payments on operating leases                 $___________

     D.   Future EPA Accruals                                       $___________

     E.   Sum of A, B, C, and D                                     $___________

     F.   Consolidated amount paid as principal during such
          period for borrowed money and capital lease obligations,
          excluding optional prepayments of principal and required
          prepayments (such as those required under Section 2.5(b)
          and (d)) which are not in specified amounts but are in
          amounts contingent upon some aspect of cash flows or
          receipts or upon the occurrence of some other event)      $___________

     G.   Sum of B, C, and F                                        $___________

     H.   Ratio of E to G                                        ___.___ to 1.00

     I.   Minimum Permitted Ratio:

             Fiscal Quarter Ending On Or About:

                   12/31/93            0.30
                   3/31/94             0.35
                   6/30/94             0.35
                   9/30/94             0.40
                   12/31/94            0.40

                   3/31/95            0.45
                   6/30/95            0.45
                   9/30/95            0.45
                   12/31/95           0.45

                                                                ___.___ to 1.00